EXHIBIT 99.1

Contact:	Kathleen Campbell, Marketing Director	First Citizens National Bank
	570-662-0422	15 S. Main Street
	570-662-8512 (fax)	Mansfield, PA 16933

Citizens Financial Services, Inc. Reports record 2010 Earnings

MANSFIELD, PENNSYLVANIA— January 26, 2011 – Citizens Financial Services, Incorporated (OTC BB: CZFS), parent company of First Citizens National Bank, has released its unaudited financial performance for the fourth quarter ended December 31, 2010.

Net income for the year ended December 31, 2010 totaled $11,502,000 which compares to $9,864,000 last year.  This represents an increase of $1,638,000, or 16.6%.  Earnings per share of $3.97 increased 16.8% from $3.40 per share last year.  Annualized return on equity for the comparable periods was 18.13% and 17.65%, while return on assets was 1.50% and 1.42%, respectively.

Net income for the three months ended December 31, 2010 totaled $2,932,000 which compares to $2,658,000 for the fourth quarter of 2009, representing an increase of $274,000, or 10.3%.  Earnings per share of $1.01 increased 9.8% from $.92 per share for the same period last year.  Annualized return on equity for the 2010 and 2009 comparable periods was 17.62% and 18.19%, while return on assets was 1.46% and 1.48%, respectively.

As of December 31, 2010, total assets were $812.5 million, which was an increase of $83.0 million from December 31, 2009.  At the end of 2010, the investment portfolio totaled $251.3 million, which is an increase of $52.7 million since the end of 2009.  Net loans of $467.6 million have increased $16.1 million, or 3.6%, since December 31, 2009 while total deposits have increased $75.2 million, or 12.4%.  The growth in deposits continues to be attributable to the impact of the exploration and extraction of the Marcellus Shale, outstanding customer service and the overall financial strength of First Citizens.

CEO and President Randall E. Black stated, “Our record earnings for 2010 reflect our disciplined balance sheet management, emphasis on credit quality and our continued focus on efficiency.  Net interest income, before the provision for loan loss, increased from $25,384,000 last year to $27,660,000 this year, an increase of $2,276,000, or 9.0%.  On a tax equivalent basis, our net interest margin on interest earning assets has declined slightly from 4.23% last year to 4.19% this year.  This is mostly due to a decline in asset yields, particularly yields on our investment securities.  However, we have been able to decrease our deposit costs by attracting additional low cost deposits combined with the benefit of a lower certificates of deposit cost structure, which is result of the current interest environment.  Even with our growth, our non-interest expenses have remained flat compared with last year”.

Mr. Black further stated, “In general the economy continues to improve, albeit sporadically and at a relatively slow pace.  Locally however, our economy has been significantly impacted by the natural gas exploration efforts of the Marcellus Shale.  Local unemployment levels remain relatively high compared to historical levels, but are somewhat lower than statewide and national levels due to the activities associated with the extraction and exploration process.  Overall, the economy and slow recovery have had an adverse impact on our credit quality.  Non-performing assets as a percent of loans was 2.80% at December 31, 2010 which is an increase from 1.55% at the end of December 2009. However, the level has improved from 3.01% at the end of September, 2010.  Additionally, 72.5% of non-performing assets are paid current.  Most of the increase in non-performing assets is attributable to one large commercial loan, which is also current and we believe is well collateralized.  We continue to compare favorably to other community banks in our industry, even with this increase.  As a result of the increase, the provision for loan losses totaled $1,255,000 for 2010 compared with $925,000 last year, an increase of $330,000, or 35.7%”.

Stockholders’ equity totaled $68.7 million at December 31, 2010, representing an increase of $7.2 million, or 11.7%, from December 31, 2009.  Book value per share was $23.38 compared with $20.71 last December, an increase of 12.9%.  “First Citizens remains well capitalized based upon regulatory guidelines and our strong financial performance during 2010 has enabled us to continue to build our capital levels while still providing an attractive dividend to our shareholders, as evidenced by the December 17, 2010 special cash dividend of 7 ½ cents per share”, stated Mr. Black.  Cash dividends paid per share for 2010 totaled $1.095 compared with $1.03 per share in 2009, which represents a 6.3% increase.  Additionally, a cash dividend of $.26 per share was declared on January 10, 2011.  This dividend will be paid on January 28, 2011 to shareholders of record as of January 17, 2011, which is an increase of 4% over the cash dividend declared one year ago.

Citizens Financial Services, Inc. has over 1,500 shareholders, the majority of whom reside in Potter, Tioga, and Bradford Counties, Pennsylvania and Allegany County, New York, where their 18 offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	December 31	December 31
(in thousands except share data)	2010	2009
ASSETS:
Cash and due from banks:
Noninterest-bearing	$ 9,541	$ 9,505
Interest-bearing	34,454	21,944
Total cash and cash equivalents	43,995	31,449

Available-for-sale securities	251,303	198,582

Loans (net of allowance for loan losses: $5,915 at December 31, 2010 and
$4,888 at December 31, 2009)	467,602	451,496

Premises and equipment	12,503	12,227
Accrued interest receivable	3,455	3,141
Goodwill	10,256	10,256
Bank owned life insurance	13,171	12,667
Other assets	10,241	9,659

TOTAL ASSETS	$ 812,526	$ 729,477

LIABILITIES:
Deposits:
Noninterest-bearing	$ 75,589	$ 60,061
Interest-bearing	605,122	545,498
Total deposits	680,711	605,559
Borrowed funds	55,996	54,115
Accrued interest payable	1,779	2,037
Other liabilities	5,350	6,239
TOTAL LIABILITIES	743,836	667,950
STOCKHOLDERS' EQUITY:
Preferred Stock $1.00 par value; authorized
3,000,000 shares at December 31, 2010 and none as of December 31, 2009;
none issued in 2010 or 2009	-	-
Common stock
$1.00 par value; authorized 15,000,000 shares at December 31, 2010 and 10,000,000 at
December 31, 2009; issued 3,104,434 shares at December 31, 2010 and
3,076,253 shares at December 31, 2009	3,104	3,076
Additional paid-in capital	14,235	13,457
Retained earnings	54,932	47,353
Accumulated other comprehensive income	1,054	2,041
Treasury stock, at cost: 212,067 shares at December 31, 2010 and 204,437 shares at
December 31, 2009	(4,635)	(4,400)
TOTAL STOCKHOLDERS' EQUITY	68,690	61,527
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$ 812,526	$ 729,477

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
(in thousands, except per share data)	2010	2009	2010	2009
INTEREST INCOME:
Interest and fees on loans	$ 7,774	$ 7,689	$ 31,042	$ 30,305
Interest-bearing deposits with banks	35	16	90	43
Investment securities:
Taxable	1,099	1,397	4,876	6,044
Nontaxable	805	612	2,945	2,195
Dividends	20	8	47	28
TOTAL INTEREST INCOME	9,733	9,722	39,000	38,615
INTEREST EXPENSE:
Deposits	2,186	2,667	9,560	11,222
Borrowed funds	456	490	1,780	2,009
TOTAL INTEREST EXPENSE	2,642	3,157	11,340	13,231
NET INTEREST INCOME	7,091	6,565	27,660	25,384
Provision for loan losses	415	225	1,255	925
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	6,676	6,340	26,405	24,459
NON-INTEREST INCOME:
Service charges	930	948	3,639	3,612
Trust	131	124	542	521
Brokerage and insurance	125	56	439	284
Gains on loans sold	249	138	341	430
Investment securities gains, net	-	21	99	139
Earnings on bank owned life insurance	128	128	504	492
Other	88	91	446	369
TOTAL NON-INTEREST INCOME	1,651	1,506	6,010	5,847
NON-INTEREST EXPENSES:
Salaries and employee benefits	2,557	2,454	9,850	9,472
Occupancy	321	290	1,219	1,179
Furniture and equipment	123	101	454	437
Professional fees	172	201	681	660
Federal deposit insurance	251	170	950	1,200
Other	1,163	1,230	4,603	4,811
TOTAL NON-INTEREST EXPENSES	4,587	4,446	17,757	17,759
Income before provision for income taxes	3,740	3,400	14,658	12,547
Provision for income taxes	808	742	3,156	2,683
NET INCOME	$ 2,932	$ 2,658	$ 11,502	$ 9,864

Earnings Per Share	$ 1.01	$ 0.92	$ 3.97	$ 3.40
Cash Dividends Paid Per Share	$ 0.335	$ 0.300	$ 1.095	$ 1.030

Weighted average number of shares outstanding	2,891,698	2,901,574	2,895,151	2,901,669

Financial Highlights

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2010	2009	2010	2009
Performance Ratios and Share Data:
Return on average assets (annualized)	1.46%	1.48%	1.50%	1.42%
Return on average equity (annualized)	17.62%	18.19%	18.13%	17.65%
Net interest margin (tax equivalent on interest
earning assets)	4.08%	4.21%	4.19%	4.23%
Cash dividends paid per share	$0.335	$0.300	$1.095	$1.030
Earnings per share	$1.01	$0.92	$3.97	$3.40
Weighted average shares outstanding	2,891,698	2,901,574	2,895,151	2,901,669

Balance Sheet Highlights (dollars in thousands):	December 31, 2010	December 31, 2009

Assets	$ 812,526	$ 729,477
Investment securities - Available For Sale	251,303	198,582
Loans (net of unearned income)	473,517	456,384
Allowance for loan losses	5,915	4,888
Deposits	680,711	605,559
Stockholders' Equity	68,690	61,527
Non-performing assets	13,238	7,057
Non-performing assets to total loans	2.80%	1.55%
Average Leverage Ratio	8.61%	8.15%
Common shares outstanding	2,892,367	2,871,816
Book value per share	$ 23.38	$ 20.71